EXHIBIT 1

                        AUDITED FINANCIAL STATEMENTS FOR
                             MERIT PLAN OF BENEFITS




                     M/A-COM a Division of AMP Incorporated
                             MERIT Plan of Benefits

                              Financial Statements
                        As of December 31, 1998 and 1997
                         Together with Auditors' Report



M/A-COM a Division of AMP Incorporated
MERIT Plan of Benefits

Index to Financial Statements and Supplemental Schedules
===============================================================================

Report of Independent Public Accountants

Financial Statements:

         Statement of Net Assets Available for Plan Benefits:
            December 31, 1998
            December 31, 1997

         Statement of Changes in Net Assets Available for Plan Benefits:
            Year Ended December 31, 1998
            Year Ended December 31, 1997

Notes to Financial Statements

Supplemental Schedules:

         Schedule I - Item 27(a) - Assets Held for Investment Purposes as of December 31, 1998

         Schedule II - Item 27(d) - Reportable Transactions for the Year Ended December 31, 1998


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Participants and Administrator of the M/A-COM a Division of AMP Incorporated
MERIT Plan of Benefits:

     We have audited the accompanying statements of net assets available for plan benefits of the M/A-COM a Division of AMP Incorporated MERIT Plan of Benefits as of December 31, 1998 and 1997, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain a reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the M/A-COM a Division of AMP Incorporated MERIT Plan of Benefits as of December 31, 1998 and 1997, and the changes in its net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

     Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and the changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Philadelphia, Pa.,
April 30, 1999

M/A-COM a Division of AMP Incorporated
MERIT Plan of Benefits

Statement of Net Assets Available for Plan Benefits
December 31, 1998

                                 Vanguard
                                Money Market                  Vanguard       Vanguard      Vanguard
                                 Reserves -     Vanguard/      Index       International     Bond       Vanguard
                                   Prime       Wellington      Trust -        Growth         Index     U.S. Growth
ASSETS                           Portfolio        Fund      500 Portfolio   Portfolio        Fund       Portfolio

Shares of registered investment
  companies, fair value       $ __________   $ __________   $ __________    $ _________   $ _________  $__________

Company Stock Fund, fair value        --             --             --             --            --           --

Participant loans receivable,
fair value                            --             --             --             --            --           --

Other receivables:
  Employees' contributions         _______        _______         ______         ______        ______       ______
  Employer's contribution             --             --             --             --            --           --
  Loan and interest payments        ______         ______         ______         ______         _____       ______
                              ------------   ------------   ------------    -----------   -----------  -----------

Net Assets Available for
Benefits (see Note 7)         $ __________   $ __________   $ __________    $ _________   $ _________  $__________
                              ============   ============   ============    ===========   ===========  ===========

Statement of Net Assets Available for Plan Benefits
December 31, 1998 - CONTINUED


                                  Vanguard                                     Vanguard
                                   Asset                      Vanguard         Extended
                                 Allocation   Vanguard/       Explorer          Market       Vanguard
ASSETS                             Fund       Windsor II        Fund          Index Fund     Primecap
Shares of registered investment
  companies, fair value       $  _________   $ _________    $ _________      $ _________    $ _________


Company Stock Fund, fair value        --             --            --                --            --

Participant loans receivable,
fair value                            --             --            --                --            --

Other receivables:
  Employees' contributions          ______        ______         ______           ______         ______
  Employer's contribution             --             --            --                --            --
  Loan and interest payments         _____        ______          _____           ______          _____
                              ------------   -----------    -----------      -----------    -----------

Net Assets Available for
Benefits (see Note 7)         $  _________   $ _________    $ _________      $ _________    $ _________
                              ============   ===========    ===========      ===========    ===========

                                                      Participant
                                         Company         Loans
                                        Stock Fund     Receivable      Total
Shares of registered investment
  companies, fair value                $___________  $__________  $___________


Company Stock Fund, fair value                   --           --            --

Participant loans receivable,
fair value                                       --           --            --

Other receivables:
  Employees' contributions              ___________   __________   ___________
  Employer's contribution                        --           --            --
  Loan and interest payments            ___________   __________   ___________
                                        -----------   -----------  -----------

Net Assets Available for
Benefits  (see Note 7)                 $___________  $__________  $___________
                                       ============  ===========  ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT

M/A-COM a Division of AMP Incorporated
MERIT Plan of Benefits

Statement of Net Assets Available for Plan Benefits
December 31, 1997

                                 Vanguard
                                Money Market                  Vanguard       Vanguard      Vanguard
                                 Reserves -     Vanguard/      Index       International     Bond       Vanguard
                                   Prime       Wellington      Trust -        Growth         Index     U.S. Growth
ASSETS                           Portfolio        Fund      500 Portfolio   Portfolio        Fund       Portfolio

Shares of registered investment
  companies, fair value       $ 31,777,319   $ 30,868,353   $ 29,200,320    $ 8,324,673   $ 5,950,200  $17,370,313

Company Stock Fund, fair value        --             --             --             --            --           --

Participant loans receivable,
fair value                            --             --             --             --            --           --

Other receivables:
  Employees' contributions         149,820        114,688        124,377         46,354        26,565       79,269
  Employer's contribution             --             --             --             --            --           --
  Loan and interest payments        94,845         56,867         49,251         21,661        11,361       32,569
                              ------------   ------------   ------------    -----------   -----------  -----------

Net Assets Available for
Benefits                      $ 32,021,984   $ 31,039,908   $ 29,373,948    $ 8,392,688   $ 5,988,126  $17,482,151
                              ============   ============   ============    ===========   ===========  ===========

Statement of Net Assets Available for Plan Benefits
December 31, 1997 - CONTINUED

                                  Vanguard
                                   Asset                      Vanguard                    Participant
                                 Allocation   Vanguard/       Explorer       Company         Loans
ASSETS                             Fund       Windsor II        Fund        Stock Fund     Receivable      Total
Shares of registered investment
  companies, fair value       $  5,709,827   $ 9,970,748    $ 2,689,371     $     --      $      --    $141,861,124


Company Stock Fund, fair value        --             --            --        19,658,839          --      19,658,839

Participant loans receivable,
fair value                            --             --            --             --        6,554,860     6,554,860

Other receivables:
  Employees' contributions          27,707        60,438         19,157           9,547          --         657,922
  Employer's contribution             --             --            --           448,023          --         448,023
  Loan and interest payments         7,764        19,918          5,624           3,176          --         303,036
                              ------------   -----------    -----------     -----------   -----------  ------------

Net Assets Available for
Benefits                      $  5,745,298   $10,051,104    $ 2,714,152     $20,119,585   $ 6,554,860  $169,483,804
                              ============   ===========    ===========     ===========   ===========  ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT

M/A-COM a Division of AMP Incorporated
MERIT Plan of Benefits

Statement of Changes in Net Assets Available for Plan Benefits
For the Year Ended December 31, 1998


                                           Vanguard
                                          Money Market               Vanguard      Vanguard      Vanguard
                                          Reserves -    Vanguard/     Index     International      Bond       Vanguard
                                             Prime      Wellington    Trust -       Growth         Index     U.S. Growth
                                           Portfolio      Fund     500 Portfolio   Portfolio       Fund       Portfolio

Additions:
   Interest and dividends               $  1,742,938 $  3,445,538  $   584,677    $  176,761     $  455,812   $ 1,566,179
   Net appreciation
     of investments                              --       109,053    7,975,019     1,234,417        115,228     5,356,195
                                        ------------ ------------  -----------    ----------     ----------   -----------
                                           1,742,938    3,554,591    8,559,696     1,411,178        561,040     6,922,374
                                        ------------ ------------  -----------    ----------     ----------   -----------

   Contributions:
        Employer                                  --           --           --            --             --            --
        Employee (see Note 3)              1,672,659    1,437,882    1,903,272       562,256        370,007     1,228,467
                                        ------------ ------------  -----------    ----------     ----------   -----------
                                           1,672,659    1,437,882    1,903,272       562,256        370,007     1,228,467
                                        ------------ ------------  -----------    ----------     ----------   -----------

        Total additions                    3,415,597    4,992,473   10,462,968     1,973,434        931,047     8,150,841
                                        ------------ ------------  -----------    ----------     ----------   -----------

Deductions:
   Benefit payments to beneficiaries
     and participants                      4,669,298    3,411,631    2,132,758       623,835      1,959,108     1,411,351
   Administrative expenses                    15,901        8,708        5,727         1,959          1,039         3,828
                                        ------------ ------------  -----------    ----------     ----------   -----------
        Total deductions                   4,685,199    3,420,339    2,138,485       625,794      1,960,147     1,415,179
                                        ------------ ------------  -----------    ----------     ----------   -----------
Net increase (decrease)                   (1,269,602)   1,572,134    8,324,483     1,347,640     (1,029,100)    6,735,662

Net interfund transfers                    2,985,512   (2,356,813)   1,127,094      (842,769)     2,001,049       716,661

Net assets transfered to AMP
  Employee Savings & Thrift Plan         (33,737,894) (30,255,229) (38,825,525)   (8,897,559)    (6,960,075)  (24,934,474)

Net assets available for benefits:
  Beginning of year                       32,021,984   31,039,908   29,373,948     8,392,688      5,988,126    17,482,151
                                        ------------ ------------  -----------    ----------     ----------   -----------
  End of year (see Note 7)              $         -- $         --  $        --    $       --     $       --   $        --
                                        ============ ============  ===========    ==========     ==========   ===========


Statement of Changes in Net Assets Available for Plan Benefits
For the Year Ended December 31, 1998 - CONTINUED

                                           Vanguard                                 Vanguard
                                             Asset                   Vanguard       Extended
                                          Allocation  Vanguard/      Explorer        Market       Vanguard
                                             Fund     Windsor II       Fund        Index Fund     Primecap

Additions:
   Interest and dividends               $  483,464  $  1,147,692    $    16,294     $    2,251    $   11,569
   Net appreciation
     of investments                        812,793        507,241        60,117          2,919        27,687
                                        ----------   ------------   -----------     ----------    ----------
                                         1,296,257      1,654,933        76,411          5,170        39,256
                                        ----------   ------------   -----------     ----------    ----------

   Contributions:
        Employer                                --             --            --             --            --
        Employee (see Note 3)              490,533        983,523       261,223          3,639        27,579
                                        ----------   ------------   -----------     ----------    ----------
                                           490,533        983,523       261,223          3,639        27,579
                                        ----------   ------------   -----------     ----------    ----------
        Total additions                  1,786,790      2,638,456       337,634          8,809        66,835
                                        ----------   ------------   -----------     ----------    ----------

Deductions:
   Benefit payments to beneficiaries
     and participants                      701,078      1,006,078       117,757             79         5,942
   Administrative expenses                   1,764          3,154         1,042            584            55
                                        ----------   ------------   -----------     ----------    ----------
        Total deductions                   702,842      1,009,232       118,799            663         5,997
                                        ----------   ------------   -----------     ----------    ----------
Net increase (decrease)                  1,083,948      1,629,224       218,835          8,146        60,838

Net interfund transfers                   (426,090)      (445,433)   (1,116,389)        23,671       380,969

Net assets transferred to AMP
  Employee Savings and Thrift Plan      (6,403,156)   (11,234,895)   (1,816,598)       (31,817)     (441,807)

Net assets available for benefits:
  Beginning of year                      5,745,298     10,051,104     2,714,152             --            --
                                        ----------   ------------   -----------     ----------    ----------
  End of year (see Note 7)              $       --   $         --   $        --     $       --    $       --
                                        ==========   ============   ===========     ==========    ==========



Statement of Changes in Net Assets Available for Plan Benefits
For the Year Ended December 31, 1998 - CONTINUED

                                              Company      Participant
                                               Stock         Loans
                                               Fund       Receivable       Total

Additions:
   Interest and dividends                  $   489,044    $  585,885   $ 10,698,104
   Net appreciation
     of investments                          5,607,156            --     21,807,825
                                           -----------    ----------  -------------
                                             6,096,200       585,885     32,505,929
                                           -----------    ----------  -------------

   Contributions:
        Employer                             4,696,551            --      4,696,551
        Employee (see Note 3)                  133,243            --      9,074,283
                                           -----------    ----------  -------------
                                             4,829,794            --     13,770,834
                                           -----------    ----------  -------------
        Total additions                     10,925,994       585,885     46,276,763
                                           -----------    ----------  -------------

Deductions:
   Benefit payments to beneficiaries
     and participants                        1,077,666       405,160     17,521,741
   Administrative expenses                       8,307            --         52,068
                                           -----------    ----------  -------------
        Total deductions                     1,085,973       405,160     17,573,809
                                           -----------    ----------  -------------
Net increase (decrease)                      9,840,021       180,725     28,702,954

Net interfund transfers                     (2,013,559)      (33,903)            --

Net assets transferred to AMP
  Employee Savings and Thrift Plan         (27,946,047)   (6,701,682)  (198,186,758)

Net assets available for benefits:
  Beginning of year                         20,119,585     6,554,860    169,483,804
                                           -----------    ----------  -------------
  End of year (see Note 7)                 $        --    $       --  $          --
                                           ===========    ==========  =============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT.

M/A-COM a Division of AMP Incorporated
MERIT Plan of Benefits

Statement of Changes in Net Assets Available for Plan Benefits
For the Year Ended December 31, 1997

                                           Vanguard
                                          Money Market               Vanguard      Vanguard      Vanguard
                                          Reserves -    Vanguard/     Index     International      Bond       Vanguard
                                             Prime      Wellington    Trust -       Growth         Index     U.S. Growth
                                           Portfolio      Fund     500 Portfolio   Portfolio       Fund       Portfolio
Additions:
   Interest and dividends               $  1,748,847 $  2,629,189  $   596,831    $  352,579     $  351,905   $   677,880
   Net appreciation
     of investments                             --      3,114,781    6,253,904         8,236        139,338     2,788,906
                                        ------------ ------------  -----------    ----------     ----------   -----------
                                           1,748,847    5,743,970    6,850,735       360,815        491,243     3,466,786
                                        ------------ ------------  -----------    ----------     ----------   -----------

   Contributions:
        Employer                                  --           --           --            --             --           --
        Employee (see Note 3)              1,773,453    1,359,832    1,508,331       623,608        321,855       997,551
                                        ------------ ------------  -----------    ----------     ----------   -----------
                                           1,773,453    1,359,832    1,508,331       623,608        321,855       997,551
                                        ------------ ------------  -----------    ----------     ----------   -----------

        Total additions                    3,522,300    7,103,802    8,359,066       984,423        813,098     4,464,337
                                        ------------ ------------  -----------    ----------     ----------   -----------

Deductions:
   Benefit payments to beneficiaries
     and participants                      3,048,012    1,705,757    1,182,145       320,116        348,003       784,374
   Administrative expenses                    16,513        8,631        4,938         2,248          1,165         3,443
                                        ------------ ------------  -----------    ----------     ----------   -----------
        Total deductions                   3,064,525    1,714,388    1,187,083       322,364        349,168       787,817
                                        ------------ ------------  -----------    ----------     ----------   -----------
Net increase                                 457,775    5,389,414    7,171,983       662,059        463,930     3,676,520

Net interfund transfers                   (2,122,932)   1,002,041    2,541,877      (453,393)        69,614     1,005,418

Net assets available for benefits:
  Beginning of year                       33,687,141   24,648,453   19,660,088     8,184,022      5,454,582    12,800,213
                                        ------------ ------------  -----------    ----------     ----------   -----------
  End of year                           $ 32,021,984 $ 31,039,908  $29,373,948    $8,392,688     $5,988,126   $17,482,151
                                        ============ ============  ===========    ==========     ==========   ===========

Statement of Changes in Net Assets Available for Plan Benefits
For the Year Ended December 31, 1997 - CONTINUED

                                           Vanguard
                                             Asset                   Vanguard    Company      Participant
                                          Allocation  Vanguard/      Explorer     Stock         Loans
                                             Fund     Windsor II       Fund        Fund       Receivable       Total
Additions:
   Interest and dividends               $  412,963  $   900,748    $  270,863   $   424,349    $  570,390   $  8,936,544
   Net appreciation
     of investments                        480,978    1,226,718        59,587     2,164,704          --       16,237,152
                                        ----------  -----------    ----------   -----------    ----------   ------------
                                           893,941    2,127,466       330,450     2,589,053       570,390     25,173,696
                                        ----------  -----------    ----------   -----------    ----------   ------------

   Contributions:
        Employer                                --           --          --       4,403,811          --        4,403,811
        Employee  (see Note 3)             312,811      730,120       290,021     4,117,045          --       12,034,627
                                        ----------  -----------    ----------   -----------    ----------   ------------
                                           312,811      730,120       290,021     8,520,856          --       16,438,438
                                        ----------  -----------    ----------   -----------    ----------   ------------

        Total additions                  1,206,752    2,857,586       620,471    11,109,909       570,390     41,612,134
                                        ----------  -----------    ----------   -----------    ----------   ------------

Deductions:
   Benefit payments to beneficiaries
     and participants                      164,263      338,362        67,568       894,374       362,654      9,215,628
   Administrative expenses                   1,277        2,265         1,210         9,193           --          50,883
                                        ----------  -----------    ----------   -----------    ----------   ------------
        Total deductions                   165,540      340,627        68,778       903,567       362,654      9,266,511
                                        ----------  -----------    ----------   -----------    ----------   ------------
Net increase                             1,041,212    2,516,959       551,693    10,206,342       207,736     32,345,623

Net interfund transfers                  1,923,475    2,245,447      (226,738)   (6,087,219)      102,410        --

Net assets available for benefits:
  Beginning of year                      2,780,611    5,288,698     2,389,197    16,000,462     6,244,714    137,138,181
                                        ----------  -----------    ----------   -----------    ----------   ------------
  End of year                           $5,745,298  $10,051,104    $2,714,152   $20,119,585    $6,554,860   $169,483,804
                                        ==========  ===========    ==========   ===========    ==========   ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT

M/A-COM a Division of AMP Incorporated
MERIT Plan of Benefits
Notes to Financial Statements
December 31, 1998

1.   DESCRIPTION OF THE PLAN:

     The following is a general description of the MERIT Plan of Benefits (the
     Plan) established by M/A-COM, Inc. effective October 1, 1990 and most recently amended and restated effective generally as of January 1, 1999 (see Note 7). Refer to the Plan document for more information.

     Effective October 1, 1997, M/A-COM, Inc. merged with and into AMP Incorporated (hereinafter referred to as the "Company"), pursuant to which merger AMP Incorporated became the employer and plan sponsor under the Plan.

     Vanguard Fiduciary Trust Company (Trustee) is the trustee and recordkeeper of the Plan.

     The Plan is a defined contribution retirement benefit plan subject to the Employee Retirement Income Security Act of 1974 (ERISA), as amended, and administered by a Benefits Committee (the Committee) appointed by the Chief Executive Officer of M/A-COM a Division of the Company. The Plan is designed to qualify as a profit-sharing plan for purposes of Section 401(a) of the Internal Revenue Code of 1986 (the Code), and to contain a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. The Plan covers all eligible employees of M/A-COM a Division of the Company who meet certain requirements as to length of service.

     As described in Note 7, the Plan merged with and into the AMP Incorporated Employee Savings & Thrift Plan effective December 31, 1998.

     As described in Note 8, on April 2, 1999, AMP Incorporated merged with Tyco International, Ltd.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Basis of Accounting
     -------------------
     The accompanying financial statements of the Plan have been prepared on the accrual basis of accounting.

     Investments
     -----------
     Participants may select from eleven Vanguard investment options as well as the Company Stock Fund. The investment options available are the Vanguard Money Market Reserves - Prime Portfolio (pooled money market fund), Vanguard Bond Index Fund (income fund), Vanguard/Wellington Fund (balanced fund), Vanguard Index Trust - 500 Portfolio (growth and income fund), Vanguard U.S. Growth Portfolio (growth fund), Vanguard International
     Growth Portfolio (growth fund), Vanguard/Windsor II (growth and income fund), Vanguard Explorer Fund (small company growth), Vanguard Asset Allocation Fund (balanced fund), Vanguard Extended Market Index Fund (growth fund), and Vanguard Primecap Fund (growth fund). The investments are stated at fair value determined by quoted market prices which represent the net asset value of shares held by the Plan at year-end, as reported by the Trustee.

     The Company Stock Fund allows Company matching contributions to be made in the form of AMP common stock as well as including the Company Stock Fund as an investment option for participant contributions. At any time, this fund may consist of shares of AMP common stock, a receivable/payable amount for transactions in process and a small balance in a money market fund to meet current cash requirements. The value of the fund is expressed in terms of a unit value, which fluctuates with the value of AMP common stock in the fund. The value of this fund is based on the unit closing price at the Plan year-end, as reported by the Trustee.

     The fair value of participant loans receivable is unpaid principal balances plus accrued interest at the Plan year-end, as reported by the Trustee. Purchases and sales of securities are recorded on the trade date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Net appreciation (depreciation) of investments include realized and unrealized gains and losses on investment transactions.

     Accounting Estimates
     --------------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingencies, and the reported amounts of changes in net assets. Actual results could differ from these estimates.

     Administrative Expenses
     -----------------------
     All expenses incurred in the administration of the Plan, other than legal and certain other expenses, which are paid by the Company, are charged to and paid by the Plan.

     Payment of Benefits
     -------------------
     Refer to the Plan document for the various methods of benefit payments.

     Benefits are recorded when paid.

3.   CONTRIBUTION POLICY:

     General
     -------
     Benefits provided to participants under the Plan are based upon the level of their Plan contributions and their investment selections. Non-highly compensated Plan participants, as defined in Section 414 of the Code, may contribute between 2% and 20% of their annual before-tax compensation to the Plan subject to Internal Revenue Service (IRS) limitations. Highly compensated participants, as defined in Section 414 of the Code, may contribute between 2% and 6% of their annual before-tax compensation to the Plan provided, however, that the Company reserves the right to increase or decrease the maximum percentage within the range of 6% and 14% applicable to such highly compensated employees from time to time during, and for the remainder of, the Plan year subject to IRS limitations.

     The Company makes matching contributions of 50% of participants' contributions for participants with six months but less than five years of service, 66 2/3% for five but less than ten years of service and 100% for ten or more years of service, but only to the extent deductible for federal income tax purposes and disregarding any contributions in excess of 6% of a participant's annual before-tax compensation. Prior to 1997, participants were assigned the applicable matching percentage on the first day of the calendar year following their attainment of the appropriate number of years of service. Effective July 1, 1997, the M/A-COM Benefits Committee voted to amend the Plan to change the assignment of the increased match to the first day of the calendar quarter following the participant's attainment of the appropriate number of years of service. In order to maintain the Plan's tax qualified status, the Plan Administrator retains the right, if necessary, to reduce the contributions made on behalf of certain participants.

     Contributions are recorded in the period in which payroll deductions are made. Employee contributions for 1997 included $4,028,086 of rollover contributions from the M/A-COM Inc. Employee Stock Ownership Plan. This plan was terminated December 31, 1996.

     Vesting
     -------
     Contributions made by participants are fully vested at all times. Company matching contributions are vested based on a participant's years of credited service. Prior to 1997, a year of service was defined by the Plan document as a year in which the participant worked 1,000 hours or more. Effective July 1, 1997, the M/A-COM Benefits Committee voted to amend the Plan to define a year of service using the "Elapsed Time Method," where a year is determined by the actual period of time worked. The vesting schedule for Company contributions is as follows:

           Years of credited service             Percent vested
           -------------------------             --------------
                Less than 2                             0%
                          2                            25%
                          3                            50%
                          4                            75%
                          5 or more                   100%

     Forfeitures may be utilized to reduce the Company's matching contributions. Forfeitures being held at December 31, 1998 and December 31, 1997 were $0 and $66,600, respectively. The Company used $96,200 and $90,200 to reduce matching contributions for the year ended December 31, 1998 and December 31, 1997, respectively.

     Although the Company has no intention to do so, it reserves the right to terminate the Plan at any time. Upon Plan termination, participants become 100% vested in their account balances (see Notes 7 and 8).

4.   PARTICIPANT LOAN PROGRAM:

     Active Plan participants may borrow on their vested account balances. The loan feature of the Plan includes the following provisions:

          Minimum Loan:            $500

          Maximum Loan:            Lesser of: 50% of the participant's vested
                                   account balance at the time of the loan or $50,000 reduced by the highest outstanding balance of any loans to the participant during the preceding 12 months.

          Term of Loan:            Five year maximum term; early repayment
                                   without penalty is allowed.

          Interest:                Reasonable rate of interest in accordance
                                   with standards established by the Committee.

     Loans specifically attributed to the Plan at December 31, 1998 and December 31, 1997, were $0 and $6,554,860, respectively. Interest rates ranged from 7.0% to 10.0% for loans outstanding at December 31, 1997.

5.   TAX STATUS:

     The Internal Revenue Service has determined and informed the Company by a letter dated September 20, 1995, that the Plan is qualified under the appropriate sections of the Code and the Plan as amended effective January 1, 1992 is in compliance with amendments required by the Tax Reform Act of 1986. The Plan has been amended since receiving the determination letter. The Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Code. Therefore, they believe that the Plan continues to be qualified and the related trust was tax-exempt as of the financial statement date. Accordingly, there is no provision for income taxes in the accompanying financial statements.

6.   INVESTMENTS:

     All Plan investments are held by Vanguard Fiduciary Trust Company and consist of shares of various Vanguard mutual funds, Company stock, and participant notes receivables. The following is a list of assets, which exceed 5% of net assets at December 31, 1998 and 1997.

                                            December 31,   December 31,
                                               1998           1997
                                            ------------   ------------
Vanguard Fiduciary Trust Company:

Vanguard Money Market Reserves -
  Prime Portfolio                            $     --      $31,777,319
Vanguard/Wellington Fund                           --       30,868,353
Vanguard Index Trust - 500 Portfolio               --       29,200,320
Vanguard International Growth Portfolio            --        8,324,673
Vanguard U.S. Growth Portfolio                     --       17,370,313
Company Stock Fund                                 --       19,658,839
Vanguard/Windsor II Fund                           --        9,970,748

7.   PLAN MERGER:

     On January 1, 1999 the Plan was merged with and into the AMP Incorporated
     Employee Savings and Thrift Plan (the AMP Plan). As of such date all assets and related participant interests of the Plan without any further action became assets and participant interests of the AMP Plan. Furthermore, as of January 1, 1999, participants in the Plan became participants in the AMP
     Plan, with all benefits, rights and features thereafter determined under the AMP Plan. Notwithstanding the foregoing, the effectiveness of such merger of the Plan into the AMP Plan shall be subject to and conditioned upon (i) the expiration without disapproval of the applicable period, if any, after any required prior notice of such merger is given to the Internal Revenue Service, and (ii) favorable determination by the Internal
     Revenue Service of the continuing qualification of the Plan and the AMP
     Plan in connection with the merger. The transfer of assets from the Plan to the AMP Plan took place effective December 31, 1998.

8.   SUBSEQUENT EVENTS:

     On April 2, 1999, AMP Incorporated merged with a direct subsidary of Tyco
     International, Ltd. ("Tyco"). In connection with the merger, shares of the Company's common stock were exchanged for .7507 shares of Tyco's common stock.

     Additionally, due to the merger with Tyco and in conjunction with the Company's Profit Improvement Plan, the Company has experienced a planned workforce reduction throughout 1999. Terminated participating employees will immediately vest in their Company matching contributions and become inactive participants with the traditional options available to them for exiting the AMP Plan. Although the AMP Plan is expected to experience an overall decrease in Net Assets due to the planned workforce reduction, individual account balances of the remaining AMP Plan participants will not be affected by the terminated inactive participants' withdrawal from the AMP Plan.


M/A-COM a Division of AMP Incorporated                        Schedule I
MERIT Plan of Benefits
                                                              EIN: 23-0332575
Item 27(a) - Assets Held for Investment Purposes              PIN: 010
As of December 31, 1998


                                      Shares/Units                 Current
                                   of Participation    Cost         Value
              NONE (see Note 7)                        $   --       $    --

M/A-COM a Division of AMP Incorporated
MERIT Plan of Benefits                                                                                      Schedule II

Item 27(d) - Reportable Transactions                                                                        EIN:  23-0332575
For the Year Ended December 31, 1998                                                                        PIN:  010

                                                                                                             Current
                                                                                                             Value of
                                                                                                Historical   Asset on    Historical
Identity of Party         Description               No. of    Purchase     No. of    Selling     Cost of    Transaction  Gain (Loss)
     Involved              of Asset                Purchases   Price       Sales      Price       Asset        Date

The Vanguard Group   Vanguard 500 Index Fund          215     $10,932,294    221  $48,093,421  $27,942,085  $48,093,421 $20,151,336

The Vanguard Group   Vanguard Asset Alloc. Fund       135       3,810,314    128   10,318,519    8,879,290   10,318,519   1,439,229

The Vanguard Group   Vanguard Int'l Growth Fund       158       8,056,723    200   17,615,854   15,012,660   17,615,854   2,603,194

The Vanguard Group   Vanguard Prime Money Mk.         248      30,496,222    243   62,273,373   62,273,373   62,273,373          --

The Vanguard Group   Vanguard Ttl Bond Mkt Idx        163       4,415,743    169   10,481,213   10,172,093   10,481,213     309,119

The Vanguard Group   Vanguard U.S. Growth             195      10,784,649    212   33,444,208   22,417,204   33,444,208  11,027,004

The Vanguard Group   Vanguard Wellington Fund         169       7,059,868    219   38,037,494   30,358,707   38,037,494   7,678,787

The Vanguard Group   Vanguard Windsor II Fund         181       5,586,078    185   16,064,152   13,854,042   16,064,152   2,210,110

      N/A            Company Stock Fund               170      15,892,105    238   41,157,996   32,287,396   41,157,996   8,870,600
